UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

Cardiovascular Systems, Inc. (the “Company”) is providing an update regarding the impact of COVID-19 on its business in the three months ending September 30, 2021. The volume of procedures involving the Company’s products has been adversely impacted by hospital capacity constraints due to increased hospitalizations caused by the COVID-19 Delta variant, particularly in Florida, Texas and other areas significantly impacted by COVID-19. In addition to constraints in hospital capacity, the Company has observed disruption of referral patterns, deferral of elective procedures, staffing shortages and heightened summer seasonality. The impact of these factors is more pronounced because procedure volumes involving the Company’s products tend to be heavily weighted in September, relative to July and August. The Company believes that these factors will result in lower than anticipated revenue in the first quarter of fiscal 2022, with the potential adverse impact on anticipated revenue for the full quarter to be greater than 10% of our prior expectations. The Company believes that the effects of the Delta variant, or future variants, as well as these other factors, create additional uncertainty with respect to the Company’s revenue performance throughout the current fiscal year.

The Company’s financial guidance for the full fiscal year ending June 30, 2022, issued on August 4, 2021, did not contemplate an impact from COVID-19, given that the waves of COVID-19 cases experienced in fiscal 2021 caused transient sales declines which were followed by a recovery and more normalized sales trends over the full 12-month period. The Company anticipated that it would experience a similar trend in fiscal 2022; however, in the first quarter, the negative impact due to the Delta variant was larger than anticipated and may, or may not, normalize over the course of the full fiscal year. Accordingly, the Company is not at this time withdrawing or updating its guidance and will continue to monitor and assess the situation. The Company will provide an update with its earnings release for the first quarter.

Forward-Looking Statements

Statements in this Form 8-K regarding the potential future impact of COVID-19 on the Company’s business and financial results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of COVID-19, government actions, material delays and cancellations of procedures, delayed spending by healthcare providers, supply chain disruptions, and other factors detailed from time to time in the Company’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Form 8-K. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this Form 8-K. The forward-looking statements made in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2021

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Jeffrey S. Points
Jeffrey S. Points Chief Financial Officer